Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Cameron International Corporation of our reports dated February 22, 2013, with respect to the consolidated financial statements and schedule of Cameron International Corporation, and the effectiveness of internal control over financial reporting of Cameron International Corporation, incorporated by reference or included in this Annual Report (Form 10-K) of Cameron International Corporation for the year ended December 31, 2012.

Registration Statement No.	Purpose
No. 333-26923 No. 33-95004	Form S-8 Registration Statements pertaining to the Amended and Restated Cooper Cameron Corporation Long-Term Incentive Plan
No. 333-53545
No. 333-37850
No. 333-106224
No. 33-95002	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation Retirement Savings Plan
No. 333-57991	Form S-8 Registration Statement pertaining to the Individual Account Retirement Plan for Bargaining Unit Employees at the Cooper Cameron Corporation Buffalo, New York Plant
No. 333-79787	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors
No. 333-46638	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation
No. 333-82082	Broad Based 2000 Incentive Plan
No. 333-61820
No. 333-104755
No. 333-128414	Form S-8 Registration Statement pertaining to the Cameron International Corporation 2005 Equity Incentive Plan
No. 333-136900
No. 333-151838	Form S-3ASR Registration Statement pertaining to the Cameron International Corporation $750 Million Ten-year and Thirty-year Unsecured Senior Notes
No. 333-156712
Form S-8 Registration Statement pertaining to the Cameron International Corporation Deferred Compensation Plan for Non-Employee Directors and the Cameron International Corporation Nonqualified Deferred Nonqualified Deferred Compensation Plan

No. 333-178708	Form S-3 ASR Registration Statement pertaining to the Cameron International Corporation Shelf Registration of securities

/s/ Ernst & Young LLP

Houston, Texas
February 22, 2013